EXHIBIT 11

       AULT INCORPORATED & SUBSIDIARY
  COMPUTATION OF CONSOLIDATED EARNINGS PER
                    SHARE
 (In Thousands of Dollars, Except Per Share
                    Data)

                                (Unaudited)
                                Three Months     Six Months
                                    Ended          Ended
                                November 29,   November 29,
                                    1998            1998

   Basic EPS
 Computation

Net Income                              $463           $938
to Common
Stockholders

      Common
      Shares
Outstanding:
  Beginning of                     4,161,758      4,161,758
Year
      Common
 Shares from
 Exercise of
    Employee
 Stock
Options
  Daily
Weighted:
      Second                           5,231          4,766
Quarter

       Total                       4,166,989      4,166,524
    Weighted
      Common
      Shares

Net Income                             $0.11          $0.23

 Diluted EPS
 Computation
  Net Income                            $463           $938
   to Common
Stockholders

       Total                       4,166,989      4,166,524
    Weighted
      Common
      Shares

    Dilutive
   Potential
      Common
     Shares,
       Daily
   Weighted,
        From
     Assumed
  Conversion
          of
 Outstanding
   Dilutive:
        Employee Stock               489,447        541,197
               Options
        Employee Stock                16,273         16,273
         Purchase Plan
                                     505,720        557,470
        Less
      Common
      Shares
 Purchasable
        from
   Proceeds:
        Employee Stock               259,388        383,290
               Options
     Employee Stock                   13,412         13,407
     Purchase Plan,
     Phase 2
                                     272,800        396,697

    Adjusted                       4,399,909      4,327,297
    Weighted
     Average
    Shares *

Net Income                             $0.11          $0.22

* For the second quarter of fiscal 1999 and fiscal 1998, options totaling 313,203, and 632,600, respectively, were excluded from dilutive EPS calculations because of their higher exercise prices compared to the market values. Underwriters' common stock warrants totaling 112,000 shares were also excluded from the dilutive EPS calculations in these periods for similar reasons.

       AULT INCORPORATED & SUBSIDIARY
  COMPUTATION OF CONSOLIDATED EARNINGS PER
                    SHARE
 (In Thousands of Dollars, Except Per Share
                    Data)

                                          (Unaudited)
                                   Three Months   Six Months
                                      Ended          Ended
                                   November 30,  November 30,
                                       1997          1997


    Basic EPS
  Computation

Net Income to                             $509           $596
       Common
 Stockholders

Common Shares
 Outstanding:
  Beginning                          4,075,733      4,075,733
of Year
       Common
  Shares from
  Exercise of
     Employee
        Stock
      Options
        Daily
    Weighted:
      First                             75,200
Quarter
      Second                                           41,179
Quarter

        Total                        4,150,933      4,116,912
     Weighted
Common Shares

Net Income                               $0.12          $0.14

  Diluted EPS
  Computation

Net Income to                             $509           $596
       Common
 Stockholders

        Total                        4,150,933      4,116,912
     Weighted
Common Shares

     Dilutive
    Potential
       Common
Shares, Daily
    Weighted,
        from:
      Assumed
Conversion of
  Outstanding
     Dilutive
        Employee Stock                                385,571
               Options
        Employee Stock                 349,050         11,605
         Purchase Plan
    Warrants                            11,605        112,000
                                       360,655        509,176
         Less
Common Shares
  Purchasable
         from
    Proceeds:
        Employee Stock                 210,478        212,382
               Options
    Employee Stock                      10,053          9,365
   Purchase Plan
    Warrants                                 -        105,380
                                       220,531        327,127

     Adjusted                        4,291,057      4,298,961
     Weighted
      Average
       Shares

Net Income                               $0.12          $0.14